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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C, 20549


                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  July 28, 2000
                Date of Report (Date of earliest event reported)



                             U.S. Technologies Inc.
               (Exact name of Registrant as Specified in Charter)


    Delaware                      0-15960                     73-1284747
(State or Other                 (Commission)                 (IRS Employer
Jurisdiction of                  File Number)              Identification No.)
 Incorporation)


          1130 Connecticut Avenue, NW, Suite 675, Washington, DC 20036
                    (Address of principal executive offices
                              including zip code)


                                 (202) 466-3100
              (Registrant's telephone number, including area code)


                                 Not Applicable
             (Former name or address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

         On July 31, 2000, U.S. Technologies Inc., a Delaware corporation, announced that it had entered into an Agreement in Principle to acquire On-Site Sourcing, Inc. (NASDAQ OTC: ONSS) for approximately $35 million in U.S. Technologies' common stock and cash. Under the terms of the agreement, assuming holders of On-Site elect to receive the maximum amount of cash they are entitled to receive, and assuming the exercise of all outstanding options and warrants, On-Site Sourcing shareholders will exchange their shares for approximately 26.25 million U.S. Technology shares and $8.75 million in cash.

         The transaction value for On-Site shares is at least $5.00 based on the terms of the Agreement in Principle and recent market prices. On-Site's publicly traded warrants which allow holders to purchase On-Site common stock at $6.00 a share are expected to be converted into U.S. Technologies warrants. For purposes of this transaction, U.S. Technologies shares are deemed to have a value of $1.00 per share.

         The transaction is subject to the completion of due diligence, negotiations, and execution of a definitive agreement, which the companies believe will be entered into by September. Completion of the merger will be subject to usual conditions including shareholder approvals and SEC registration of the U.S. Technologies securities to be issued in the merger, as well as, adoption of U.S. Technologies' already announced charter amendment to increase the number of shares U.S. Technologies is authorized to issue. U.S. Technologies hopes to complete these steps and close the merger early next year.

         This notice is not intended to constitute an offer to sell or an offer to buy any securities. Any securities to be issued pursuant to the proposed merger will be issued pursuant to applicable provisions of the Securities Act of 1933. Investors are urged to read the relevant documents to be filed with the Securities Exchange Commission, which will contain important information about the transaction. Investors can obtain any document filed with the Commission for free at the Commission's web site, http://www.SEC.GOV.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Exhibits

         2.1 Agreement in Principle, dated July 28, 2000, between U.S. Technologies Inc. and On-Site Sourcing, Inc.

         99.1 Press Release, dated July 31, 2000, announcing an agreement to acquire On-Site Sourcing, Inc.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       U.S. TECHNOLOGIES INC.


                                       By:   /s/ Gregory Earls
                                             ----------------------------------
                                             Gregory Earls
                                             Co-Chairman and Co-Chief Executive
                                             Officer

Dated:   August 1, 2000
         Washington, DC



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